UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2011 (September 28, 2011)

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On September 28, 2011, Susquehanna Bancshares, Inc. (“Susquehanna”) and Tower Bancorp, Inc. (“Tower”) entered into an amendment (the “Amendment”) to the previously disclosed Agreement and Plan of Merger, dated June 20, 2011, between Susquehanna and Tower, (the “Tower Merger Agreement”) pursuant to which Tower is to be merged with and into Susquehanna (the “Tower Merger”).

The Amendment amends Section 9.1(g) of the Tower Merger Agreement to correct an inconsistency in the way the performance of the Nasdaq Bank Index is measured as compared to the performance of Susquehanna’s stock price for purposes of determining whether Tower may terminate the Tower Merger Agreement. The Tower Merger Agreement provides a termination right to Tower if, as of a date that is approximately four days prior to the merger, (1) Susquehanna’s stock price has declined from $8.07 by more than 20% and (2) Susquehanna’s stock price has underperformed the Nasdaq Bank Index by more than 20% since the last trading day prior to the date the Tower Merger Agreement was announced. Prior to the Amendment, the performance of Susquehanna’s stock price was measured by comparing $8.07 to the average closing price of Susquehanna’s stock over a 20-trading-day period immediately prior to the closing, while the performance of the Nasdaq Bank Index was measured by comparing the closing price on the last trading day prior to the date of the announcement of the Tower Merger Agreement to the closing price on the fourth day prior to the closing. The Amendment changes the measurement of the Nasdaq Bank Index so that its performance is measured over the same 20-trading-day period over which Susquehanna’s stock performance is measured. The recent extreme volatility in the stock markets highlighted the need for the amendment to the boards of directors of Susquehanna and Tower. The respective boards approved the amendment of the termination right in order to avoid the unintended consequences that could occur if the two prices to be compared were measured over different periods in the context of a volatile market. The Amendment did not change Susquehanna’s right to prevent the termination by increasing the consideration paid in connection with the Tower Merger to the extent necessary to cause either of the two termination conditions to be deemed not to exist. All other terms and provisions of the Tower Merger Agreement in effect prior to the Amendment remain in full force and effect.

The foregoing is only a brief description of the Amendment. Readers should also review the full text of the Tower Merger Agreement, as amended by the Amendment, and the descriptions thereof, each of which can be found in Susquehanna’s Amendment No. 1 to Registration Statement on Form S-4, which is being filed with the Securities and Exchange Commission (the “SEC”) on the date of this report.

Additional Information about the Tower Merger and Where to Find It

In connection with the proposed Tower Merger, Susquehanna has filed a registration statement on Form S-4 with the SEC, the most recent version of which has been filed as Amendment No. 1 to Registration Statement on Form S-4 on the date of this report. The registration statement includes the joint proxy statement for Susquehanna and Tower, which also constitutes a prospectus of Susquehanna. This joint proxy statement/prospectus will be mailed to the shareholders of Susquehanna and Tower on or about October 6, 2011. Investors and security holders of Susquehanna and Tower are urged to read the joint proxy statement/prospectus and the other relevant materials (when they become available) because they contain important information about Tower, Susquehanna and the Tower Merger.

The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Susquehanna or Tower with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Tower by contacting Brent Smith, Tower Bancorp, Inc., 112 Market Street, Harrisburg, PA 17101, telephone: 717-724-4666 or from Tower’s web site at http://www.towerbancorp.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Susquehanna by contacting Abram G. Koser, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, telephone: 717-626-4721 or from Susquehanna’s web site at http://www.susquehanna.net.

Susquehanna, Tower and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Susquehanna and Tower in favor of the Tower Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Susquehanna and Tower in connection with the proposed Tower Merger is set forth in the joint proxy statement/prospectus filed with the SEC. You can find information about the executive officers and directors of Susquehanna in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its joint proxy statement/prospectus filed with the SEC on March 18, 2011. You can find information about Tower’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on April 8, 2011.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Tower Merger.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Robert W. White to the Board of Directors

On July 20, 2011, Robert W. White, Chairman, President and Chief Executive Officer of Abington Bancorp, Inc. (“Abington”), was appointed to Susquehanna’s Board of Directors (the “Board”), effective immediately following the consummation of the merger of Abington with and into Susquehanna (the “Abington Merger”) pursuant to that certain Agreement and Plan of Merger, dated January 26, 2011, between Susquehanna and Abington (the “Abington Merger Agreement”). This appointment became effective on October 1, 2011. The Board does not expect at this time that it will appoint Mr. White to any committees of the Board.

Pursuant to the Abington Merger Agreement, on January 26, 2011, Susquehanna and its wholly-owned subsidiary, Susquehanna Bank, entered into an Employment Agreement with Mr. White (the “Employment Agreement”), which became effective on October 1, 2011 and extends through December 31, 2012. The Employment Agreement supersedes and replaces the two Amended and Restated Employment Agreements between Mr. White, Abington and Abington Bank, each dated November 28, 2007 (the “Prior Employment Agreements”). Under the terms of the Employment Agreement, as of the effective time of the Abington Merger, Mr. White will be employed by Susquehanna Bank as the Executive Vice President of Susquehanna Bank and will serve on the Board of Directors of each of Susquehanna and Susquehanna Bank.

Pursuant to the Employment Agreement, Mr. White will receive an annual salary of $193,200 and will work 60% of a full-time schedule. Also pursuant to the Employment Agreement, Mr. White received a one-time payment of $2,040,945 in consideration of the amounts owed to him under the Prior Employment Agreements upon the closing of the Abington Merger and for his entry into and compliance with the one-year restrictive covenants set forth in the Employment Agreement. Mr. White is also entitled to certain benefits under the Employment Agreement, including group term life insurance, health benefits and an automobile allowance, and may participate in any thrift, profit sharing, pension or similar programs maintained by Susquehanna.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Other Events.

On October 3, 2011, Susquehanna issued a press release announcing the closing of the Abington Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Susquehanna.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated January 26, 2011, effective as of October 1, 2011, between Susquehanna Bancshares, Inc., Susquehanna Bank and Robert W. White.

99.1	Press Release, dated October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ Lisa M. Cavage
Lisa M. Cavage
Senior Vice President, Secretary and Counsel

Dated: October 3, 2011

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, dated January 26, 2011, effective as of October 1, 2011, between Susquehanna Bancshares, Inc., Susquehanna Bank and Robert W. White.

99.1	Press Release, dated October 3, 2011.